Exhibit 25.1
FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Pinnacle Entertainment, Inc.
(Exact name of obligor as specified in its charter)

Delaware	95-3667491
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

ACE Gaming, LLC
(Exact name of obligor as specified in its charter)

New Jersey	54-2131351
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
AREH MLK LLC
(Exact name of obligor as specified in its charter)

Delaware	None
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
AREP Boardwalk Properties LLC
(Exact name of obligor as specified in its charter)

Delaware	26-4464389
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Belterra Resort Indiana, LLC
(Exact name of obligor as specified in its charter)

Nevada	93-1199012
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
BILOXI CASINO CORP.
(Exact name of obligor as specified in its charter)

Mississippi	64-0814408
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

Boomtown, LLC
(Exact name of obligor as specified in its charter)

Delaware	94-3044204
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Casino Magic Corp.
(Exact name of obligor as specified in its charter)

Minnesota	64-0817483
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Casino One Corporation
(Exact name of obligor as specified in its charter)

Mississippi	64-0814345
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Louisiana-I Gaming, a Louisiana Partnership in Commendam
(Exact name of obligor as specified in its charter)

Louisiana	72-1238179
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Mitre Associates LLC
(Exact name of obligor as specified in its charter)

Delaware	None
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

OGLE HAUS, LLC
(Exact name of obligor as specified in its charter)

Indiana	31-1672109
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (Baton Rouge) Partnership
(Exact name of obligor as specified in its charter)

Louisiana	72-1246016
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (BOSSIER CITY), INC.
(Exact name of obligor as specified in its charter)

Louisiana	64-0878110
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (CHILE 1), LLC
(Exact name of obligor as specified in its charter)

Delaware	51-0553578
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (CHILE 2), LLC
(Exact name of obligor as specified in its charter)

Delaware	51-0553581
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

PNK Development 7, LLC
(Exact name of obligor as specified in its charter)

Delaware	20-4328580
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK Development 8, LLC
(Exact name of obligor as specified in its charter)

Delaware	20-4486902
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK Development 9, LLC
(Exact name of obligor as specified in its charter)

Delaware	20-4328766
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK Development 13, LLC
(Exact name of obligor as specified in its charter)

New Jersey	20-4330677
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (ES), LLC
(Exact name of obligor as specified in its charter)

Delaware	51-0534293
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

PNK (LAKE CHARLES), L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	02-0614452
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (Reno), LLC
(Exact name of obligor as specified in its charter)

Nevada	88-0101849
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (River City), LLC
(Exact name of obligor as specified in its charter)

Missouri	20-4330736
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (SCB), L.L.C.
(Exact name of obligor as specified in its charter)

Louisiana	72-1233908
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PNK (ST. LOUIS RE), LLC
(Exact name of obligor as specified in its charter)

Delaware	51-0553585
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

PNK (STLH), LLC
(Exact name of obligor as specified in its charter)

Delaware	51-0553583
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
President Riverboat Casino-Missouri, Inc.
(Exact name of obligor as specified in its charter)

Missouri	43-1525395
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
PSW PROPERTIES LLC
(Exact name of obligor as specified in its charter)

Delaware	None
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
St. Louis Casino Corp.
(Exact name of obligor as specified in its charter)

Missouri	64-0836600
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
Yankton Investments, LLC
(Exact name of obligor as specified in its charter)

Nevada	83-0445853
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

8918 Spanish Ridge Avenue
Las Vegas, Nevada	89148
(Address of principal executive offices)	(Zip code)

8.75% Senior Subordinated Notes due 2020
and Guarantees of 8.75% Senior Subordinated Notes due 2020
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 14th day of July, 2010.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
By:	/S/ RAYMOND TORRES
Name:	RAYMOND TORRES
Title:	SENIOR ASSOCIATE

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business March 31, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,504
Interest-bearing balances	288
Securities:
Held-to-maturity securities	12
Available-for-sale securities	581,259
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	113,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,486
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	2
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	237,642
Other assets	166,465

Total assets	$1,966,971

Dollar Amounts
in Thousands
LIABILITIES

Deposits:
In domestic offices	533
Noninterest-bearing	533
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	210,010
Total liabilities	479,234
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not applicable
Retained earnings	364,077
Accumulated other comprehensive income	1,140
Other equity capital components	0
Not available
Total bank equity capital	1,487,737
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,487,737

Total liabilities and equity capital	1,966,971

     I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
     Karen Bayz      )      Managing Director
     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)